Exhibit 99.1

PRESS RELEASE	FOR IMMEDIATE RELEASE
April 12, 2022

Five Star Bancorp Announces 1st Quarter 2022

Earnings Release Date and Webcast

Rancho Cordova, CA (April 12, 2022) - Five Star Bancorp (Nasdaq: FSBC) (“Five Star” or the “Company”) expects to report its financial results for the quarter ended March 31, 2022, after the stock market closes on Monday, April 25, 2022.

Management will host a live webcast for analysts and investors to review this information at 1:00 PM ET (10:00 AM PT) on April 26, 2022.

The live webcast will be accessible from the “News & Events” section of the Company’s website under “Events” at https://investors.fivestarbank.com/news-events/events. Please pre-register for the event using this link. The webcast will be archived on the Company’s website for a period of 90 days.

About Five Star Bancorp

Five Star is a bank holding company headquartered in Rancho Cordova, California. Five Star operates through its wholly owned banking subsidiary, Five Star Bank. Five Star Bank has seven branches and two loan production offices throughout Northern California.

Media Contact:

Heather Luck, CFO

Five Star Bancorp

hluck@fivestarbank.com

916.626.5008

Shelley Wetton, CMO

Five Star Bancorp

swetton@fivestarbank.com

916.284.7827